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                                                                     EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                        LAKEHEAD PIPE LINE PARTNERS, L.P.

      The undersigned, desiring to amend the Certificate of Limited Partnership of Lakehead Pipe Line Partners, L.P. pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

      FIRST: The name of the Limited Partnership is Lakehead Pipe Line Partners, L.P.

      SECOND: Article 1 of the Certificate of Limited Partnership shall be amended as follows:

"The name of the limited partnership is Enbridge Energy Partners, L.P."

      THIRD: Article 3 of the Certificate of Limited Partnership shall be amended as follows:

"The name and business address of the General Partner is as follows:

General Partner                                    Address
Enbridge Energy Company, Inc.                      21 West Superior Street
                                                   Duluth, MN 55802-2067"

      FOURTH: The name change shall be effective as of 12:01 A.M. Eastern Standard Time on September 5, 2001.


      IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 28th day of August, 2001.

                                              General Partner
                                              Enbridge Energy Company, Inc.

                                              By /s/  S. MARK CURWIN
                                                 -----------------------------
                                                      S. Mark Curwin,
                                                      Corporate Secretary